EXHIBIT 17.2
                                  ------------

                      RESIGNATION AND TERMINATION AGREEMENT
                      -------------------------------------

         THIS RESIGNATION AND TERMINATION AGREEMENT (this "Agreement") is entered into as of November 22, 1999 among Lawrence Grobstein ("Resigning Person"), Digital DJ, Inc., a California corporation ("DDJ") and Breakthrough Electronics, Inc., a Nevada corporation ("BEI"), with reference to the following.

                                    RECITALS
                                    --------

         A. Resigning Person is an officer, director or key employee or independent contractor for BEI .

         B. BEI is entering into an Agreement and Plan of Merger with Digital DJ, Inc. ("DDJ"), which will result in a change of control of BEI and the appointment of new directors and officers of BEI.

         C. As a condition of completing the merger, DDJ has required that the officers, directors employees and contractors of BEI resign from their positions and certify that they have no claims against BEI and that they release BEI from any unknown claims.

         D. DDJ has also required as part of the Agreement and Plan and Merger that such persons repudiate and agree to the termination of their former and existing employees agreements concerning their relationship with BEI and the officers, directors and contractors desire to repudiate such contracts.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises, the provisions set forth below and other good and valuable consideration, the parties agree as follows.

         1. Termination. In consideration of DDJ agreeing to merge with BEI, Resigning Person hereby repudiates the terms of his agreement with or by BEI, whether written, oral or created by past conduct and releases and discharges BEI for, from and against any other obligation with BEI to pay salary, expenses, fees or consideration of any type or for BEI to repay any loans or reimburse any costs, to the Resigning Person.

         2. Resignation. The Resigning Person hereby resigns as an officer, director and from any and all other positions Resigning Person has or may have with BEI, whether pursuant to written or oral agreement or otherwise, as of the Effective Date, as defined below.

         3. Effective Date. The Effective Date of this resignation and the termination described below, shall be the Closing Date of the merger as that term is defined in the Agreement and Plan of Merger between BEI and DDJ.


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         4. Release. The Resigning Person hereby releases, discharges, forgives, acquits and covenants not to sue or bring a claim against BEI or DDJ, which may have arisen during any period prior to and includes the Effective Date, or
against   any  of  their   officers,   directors,   shareholders,   consultants,
accountants, attorneys, heirs and assigns, including BEI for any right, claim, action, cause of action, or obligation or any kind or nature related to Resigning Person's employment with BEI.

         5. 1542 Release. In addition to the foregoing release, it is further agreed and understood that all rights under Section 1542 of the California Civil Code, and any similar laws of any state or territory of the United States are hereby expressly waived. Said Section reads as follows: "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."

         6. No Prior Assignment. The Resigning Person represents and warrants to BEI and DDJ that he has not previously assigned any of the rights or causes of action released in this Agreement.

         7. Change, Modification, Waiver. No change or modification of the Agreement shall be valid unless it is in writing and signed by each of the parties. No waiver of any provisions of the Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. The failure of a party to insist upon strict performance of any provision of the Agreement in any one or more instances shall not be construed as a waiver or relinquishment of any right to insist upon strict compliance with such provision in the future. No waiver of any other provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         8. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, indemnifier, insured, successors, and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in the Agreement intended to relieve or discharge the liability of any other party hereto.

         9. Disputes. This Agreement will be interpreted in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. The parties irrevocably consent to the jurisdiction of the courts in San Francisco County, California. Any dispute or proceeding concerning this Agreement will be resolved in San Francisco County, California.

         10. Attorneys' Fees. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the



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full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         11. Severability. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision.

         12. Interpretation. The language in all parts of this Agreement will be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and will not affect the construction or interpretation of any of the provisions herein.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered will be an original, and all of which when executed will constitute one and the same instrument.

         14.      Further  Actions.   The  parties  will  sign  such  additional
documents and take such further action as may be reasonably required to consummate or otherwise fulfill the intent of this Agreement.

         15.      Assignment. This Agreement will inure to the benefit of and be
binding  upon  the   predecessors,   successors,   heirs,   permitted   assigns,
representatives, agents, servants, directors and shareholders of the parties.

         16. Beneficiary. The parties acknowledge that DDJ is an intended third party beneficiary of this Agreement.

         17. Miscellaneous. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day", "month" or "year" will be deemed to be a reference to a calendar day, month or year, as the case may be. Unless expressly set forth otherwise herein, all cross-references herein will refer to provisions within this Agreement, and will not be deemed to be references to the overall transaction or to any other agreement or document.

         IN WITNESS WHEREOF, the parties agree to be bound by the terms of this Agreement, and set their hand hereto in duplicate original as the date first above written.





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                                     "RESIGNING PERSON"

                                     LAWRENCE GROBSTEIN, an individual


                                     BREAKTHROUGH ELECTRONICS, INC.



                                     By:/s/Lawrence W. Spperstein
                                        -------------------------
                                        Lawrence W. Sapperstein, President


                                     DIGITAL DJ, INC.



                                     By:/s/Tsutomu Takahisa
                                        -------------------
                                        Tsutomu Takahisa, President



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